Exhibit 23

                 [LETTERHEAD OF SCHWARTZ LEVITSKY FELDMAN LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated February 15, 2005, relating to the financial statements of MILLENNIUM CAPITAL VENTURE HOLDINGS, INC..


Schwartz Levitsky Feldman LLP
CERTIFIED PUBLIC ACCOUNTANTS

Schwartz Levitsky Feldman LLP
Montreal, Quebec
February 25, 2005